UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6525 Viscount Road
Mississauga, Ontario, Canada		L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States		33634
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900

                                                                                             (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously announced, on April 5, 2017, Cott Corporation’s (the “Company”) wholly owned subsidiary, DS Services of America, Inc. (the “Issuer”), provided notice (the “Notice”) of partial redemption to the holders (the “Holders”) of its $350,000,000 aggregate principal amount of 10.000% Second-Priority Senior Secured Notes due 2021 (the “Notes”) issued pursuant to that certain Indenture, dated August 30, 2013 (as amended, amended and restated or supplemented through the date hereof, the “Indenture”), by and among the Issuer, the Company, as a guarantor, the other guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and collateral agent. Pursuant to the Notice, the Issuer has elected to redeem $100,000,000 in aggregate principal amount of the outstanding Notes (the “Redeemed Notes”) on May 5, 2017 (the “Redemption Date”).

On May 2, 2017, the Issuer provided a supplemental notice of redemption price to the Holders to announce that the redemption price of the Notes has been calculated in accordance with the terms of the Indenture and the Notes. The Applicable Premium (as defined in the Indenture) has been calculated, based on the Treasury Rate (as defined in the Indenture) as of April 28, 2017, to be equal to 107.7001342% or $1,077.001342 per $1,000 principal amount of Notes. The aggregate accrued and unpaid interest on the Redeemed Notes to, but excluding, the Redemption Date has been calculated to be equal to $1,777,777.78. Therefore, the aggregate redemption amount to be paid is equal to $109,477,911.98.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any Notes or any other security.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation (Registrant)

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

Date: May 2, 2017